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                                                                     EXHIBIT 4.1

                                      1999

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

         NUMBER __________
         __________ SHARES

                            NEW CAPITAL IWORKS, INC.
          AUTHORIZED CAPITAL STOCK: 20,000,000 SHARES - PAR VALUE $.001
20,000,000 SHARES OF COMMON STOCK           10,000,000 SHARES OF PREFERRED STOCK

                     SEE RESTRICTIVE LEGEND ON REVERSE SIDE

THIS CERTIFIES THAT ___________________________________________________________
is the registered holder of _______________________________ Shares of Common Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

         THE CORPORATION WILL FURNISH AT ITS PRINCIPAL OFFICE, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

                  IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL HEREUNTO AFFIXED

         THIS          DAY OF                   1999
             -----------------------------------------

         -------------------------------        -------------------------------
            Kevin DeVito,  Secretary                Kevin DeVito, President